UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2005 (March 4, 2005)

HOME INTERIORS & GIFTS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	333-62021	75-0981828
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1649 Frankford Road West

Carrollton, Texas 75007-4605
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (972) 695-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On March 4, 2005, Home Interiors & Gifts, Inc. (the “Company”) and the Company’s Chief Financial Officer, Kenneth J. Cichocki, entered into a letter agreement (the “Agreement”) which served to amend in part Mr. Cichocki’s existing employment agreement. The following summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this report and hereby incorporated by reference.

     Pursuant to the Agreement, Mr. Cichocki has agreed to resign his positions as Senior Vice President of Finance, Chief Financial Officer and Secretary of the Company upon the earlier of his finding new employment or upon such time as the Company employs a new chief financial officer. Until his resignation, Mr. Cichocki will continue to serve in his current capacity and, except as modified by the Agreement, remain subject to the terms of his employment agreement with the Company.

     In the event Mr. Cichocki resigns from the Company prior to the Company’s employment of a new chief financial officer, the Company has agreed to pay to Mr. Cichocki severance and other benefits he would be entitled to receive pursuant to his current employment agreement with the Company as if his employment were terminated without cause. In addition, Mr. Cichocki will receive (i) payment for vacation time accrued to his date of resignation, (ii) a “gross-up” in payments made by the Company in connection with his continued participation in benefit plans in an amount necessary to satisfy certain tax consequences associated with the payments, (iii) his laptop computer and (iv) title to his Company car. Additionally, Mr. Cichocki will have 30 days after the date of his resignation to exercise his options for the purchase of common stock of the Company.

     In the event that Mr. Cichocki resigns at the Company’s request because the Company has found a new chief financial officer, Mr. Cichocki will receive the benefits described above, except that the severance payment he is entitled to under his employment agreement is increased to 18 months of his base salary instead of 12 months. In addition, Mr. Cichocki will receive voice mail and email support for 120 days. If Mr. Cichocki has not accepted a new position of employment within nine months of his resignation, one year after his resignation date, the Company will pay additional severance in an amount not to exceed $81,249.

     Mr. Cichocki has agreed not to compete with the Company by utilizing a direct sales or multi-level marketing sales format to sell consumer products in the United States for a period of one year after his resignation. The Agreement provides that the Company will reimburse Mr. Cichocki up to $5,000 for fees and expenses, including attorney’s fees, incurred in connection with the negotiation of the Agreement. The Agreement also provides that neither the Company nor Mr. Cichocki will make any disparaging or other negative statements about the other party. Additionally, the Agreement provides for a release of claims by Mr. Cichocki and the Company, and other customary terms and conditions.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1	Letter Agreement, dated March 4, 2005, between Home Interiors & Gifts, Inc. and Kenneth J. Cichocki.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME INTERIORS & GIFTS, INC.

Date: March 10, 2005	By:	/s/ MICHAEL D. LOHNER

Name: Michael D. Lohner
Title: President and Chief Executive Officer

	By:	/s/ KENNETH J. CICHOCKI

Name: Kenneth J. Cichocki
Title: Sr. Vice President of Finance and Chief Financial Officer

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